Release Date:	For Further Information:

October 27, 2004	Edwin R. Maus, President/CEO 412-487-7404 ext. 303 email – ermaus@laurelsb.com

or

John A. Howard, Jr., Sr. Vice-President/CFO

412-487-7404 ext. 311 email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF FISCAL 2005

ALLISON PARK, PA – October 27, 2004 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported net income for the quarter ended September 30, 2004 of $488,000 or $.25 per diluted share compared to net income of $470,000 or $.24 per diluted share for the quarter ended September 30, 2003. The $18,000 or 3.8% increase in net income for the quarter reflects the effect of an increase in net interest income combined with lower operating expenses, partially offset by a reduction in other operating income and an increase in income tax expense.

At September 30, 2004, Laurel Capital Group, Inc. had total assets of $306.6 million, loans receivable, net of $186.1 million and total deposits of $251.6 million. The $12.8 million increase in loans receivable during the current quarter was primarily due to an increase in the single family loan portfolio. Additionally, stockholders’ equity amounted to $27.5 million or $14.26 per share at September 30, 2004 compared to $27.5 million or $14.59 per share at September 30, 2003 and $27.1 million or $14.06 per share at June 30, 2004.

(more)

Non-performing assets, which consist of loans delinquent 90 days and over and other real estate owned, increased $868,000 to $2.0 million or .66% of total assets at September 30, 2004 compared to $1.2 million or .38% of total assets at September 30, 2003. The increase in non-performing loans was primarily due to one commercial loan having a balance of $377,000 and two single family loans having an average balance of $232,000 becoming non-performing. Management does not believe that the current level of non-performing assets poses a material risk to the Company.

Laurel Capital Group, Inc., headquartered in Allison Park, PA, is the holding company for Laurel Savings Bank. Laurel Savings Bank is a 117-year-old, Pennsylvania-chartered, FDIC-insured savings bank with eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area.

The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

(more)

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
September 30, 2004

	Fiscal 2005	Fiscal 2004				Fiscal 2003
	At or For The Three
(Dollars in thousands, except per share data)	Months Ended:	At or For The Three Months Ended:				At or For The Three Months Ended:
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2004	2004	2003	2003	2003	2003
Earnings

Interest Income	$3,324	$3,115	$3,316	$3,168	$3,467	$3,884	$3,564
Interest Expense	1,516	1,427	1,471	1,532	1,700	1,818	1,776

Net Interest Income Before Provision for
Loan Losses	1,808	1,688	1,845	1,636	1,767	2,066	1,788
Provision for Loan Losses	3	3	3	3	3	3	3

Net Interest Income after Provision for
Loan Losses	1,805	1,685	1,842	1,633	1,764	2,063	1,785
Net Gain on Sale of Investment and Mortgage-
Backed Securities	0	0	22	13	0	0	0
Gain on Sale of Loans Held for Sale	6	7	0	1	6	4	0
Other Income	363	363	339	344	414	267	203
Operating Expenses	1,472	1,480	1,577	1,583	1,510	1,541	1,183

Income before Income Taxes	702	575	626	408	674	793	805
Provision for Income Taxes	214	144	193	55	204	237	238

Net Income	$488	$431	$433	$353	$470	$556	$567

Profitability Ratios (annualized where applicable)

Return on Average Assets	0.64%	0.57%	0.57%	0.46%	0.60%	0.72%	0.83%
Return on Average Stockholders’ Equity	7.14%	6.34%	6.32%	5.20%	6.85%	8.04%	8.29%
Yield on Interest-Earning Assets	4.58%	4.37%	4.65%	4.40%	4.64%	5.11%	5.47%
Cost of Interest-Bearing Liabilities	2.34%	2.28%	2.32%	2.37%	2.48%	2.71%	3.16%
Average Interest Rate Spread	2.24%	2.09%	2.33%	2.03%	2.16%	2.40%	2.31%
Net Interest Margin	2.49%	2.36%	2.59%	2.27%	2.36%	2.72%	2.72%
Operating Expenses to Average Assets	1.93%	1.96%	2.09%	2.08%	2.53%	1.99%	1.73%
Efficiency Ratio (1)	67.80%	72.94%	72.59%	79.86%	69.23%	65.20%	59.37%
Per Common Share Data

Shares Outstanding (at period end)	1,928,604	1,928,604	1,925,228	1,879,354	1,885,410	1,882,231	1,882,664
Average Shares Outstanding-Basic	1,928,604	1,922,740	1,904,878	1,879,262	1,883,871	1,881,398	1,881,271
Average Shares Outstanding-Diluted	1,988,809	1,985,426	1,992,913	1,974,863	1,985,873	1,978,759	1,976,353
Earnings Per Share -Basic	$0.25	$0.22	$0.23	$0.19	$0.25	$0.30	$0.30
Earnings Per Share -Diluted	$0.25	$0.22	$0.22	$0.18	$0.24	$0.28	$0.29
Cash Dividends Paid	$0.20	$0.20	$0.20	$0.20	$0.20	$0.19	$0.19
Book Value (period end)	$14.26	$14.06	$14.29	$14.42	$14.59	$14.71	$14.55
Market Value (period end closing sales price)	$22.650	$21.150	$23.740	$24.750	$20.690	$21.240	$19.010

(1) Total operating expenses (excluding net income or (loss) on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of assets available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by Generally Accepted Accounting Principles in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
September 30, 2004

(Dollars in thousands)	Fiscal 2005	Fiscal 2004				Fiscal 2003
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2004	2004	2004	2003	2003	2003	2003	2002
Balance Sheet Data (As Of)

Total Assets	$306,633	$299,375	$301,251	$302,725	$307,278	$322,783	$316,755	$271,146
Mortgage Loans	147,361	133,920	127,900	118,205	114,799	133,518	143,151	133,499
Commercial and Other Loans	1,095	1,475	2,269	2,254	3,012	3,012	1,052	1,904
Consumer Loans	37,643	37,896	38,247	39,551	40,172	44,672	42,968	35,074

Total Loans Receivable, Net	186,099	173,291	168,416	160,010	157,983	181,202	187,171	170,477
Cash and Investment Securities	84,305	87,554	99,038	113,575	120,175	109,168	99,668	85,594
Mortgage-Backed Securities	19,231	21,024	15,452	10,640	10,397	13,505	16,031	9,927
Savings Deposits	251,553	246,179	247,677	248,803	251,236	265,580	259,388	218,761
FHLB Advances	21,607	21,609	21,610	21,612	24,632	24,672	24,713	21,618
Stockholders’ Equity	27,505	27,125	27,519	27,145	27,509	27,684	27,385	27,202
Asset Quality (As Of)

Non-Performing Loans	$1,985	$2,156	$1,741	$1,595	$1,142	$956	$953	$149
Non-Performing Assets	2,025	2,156	1,753	1,608	1,157	956	1,083	304
Allowance for Loan Losses	1,992	2,032	2,017	1,984	2,005	2,006	2,014	1,794
Net Loan Charge-Offs (Recoveries)	43	(14)	(5)	28	4	18	8	15
Non-Performing Loans to Total Loans, Net	1.07%	1.24%	1.03%	1.00%	0.72%	0.53%	0.51%	0.09%
Non-Performing Assets to Total Assets	0.66%	0.72%	0.58%	0.53%	0.38%	0.30%	0.34%	0.11%
Allowance for Loan Losses/
Total Loans	1.07%	1.17%	1.20%	1.24%	1.27%	1.11%	1.08%	1.05%
Allowance for Loan Losses/
Non-Performing Loans	100.35%	94.25%	115.85%	124.39%	175.57%	209.83%	211.33%	1204.03%
Net Loan Charge-Offs (Recoveries)/Avg Loans	0.0233%	0.0084%	-0.0030%	0.0170%	0.0023%	0.0103%	0.0062%	0.0086%
Ratios (As Of)

Dividend Payout Ratio	80.00%	94.13%	95.24%	95.24%	83.33%	59.38%	57.00%	53.52%
Average Equity to Average Assets	8.96%	8.89%	8.87%	8.77%	8.68%	9.52%	9.82%	9.74%
Core Capital — Tier I	7.70%	7.76%	7.70%	7.63%	7.22%	7.51%	8.45%	9.57%
Risk-Based Capital -Tier I	15.21%	15.65%	15.30%	15.39%	14.82%	13.82%	11.65%	18.68%
Risk-Based Capital -Tier II	16.46%	16.90%	16.60%	16.69%	16.08%	15.04%	12.69%	19.98%
Leverage Multiple (2)	11.15x	11.04x	10.95x	11.15x	11.17x	11.66x	11.57x	9.97x
Other Data (As Of)

Shareholders of Record	381	383	387	393	395	401	402	406
Number of Full-Service Banking Offices	8	8	8	8	8	8	8	6
(2) Assets divided by stockholder equity.